Exhibit 10.11

THIRD AMENDED AND RESTATED INTERCOMPANY NOTE

April 10, 2024

$94,789,512.22

Solera Global Holding, LLC, a Delaware limited liability company (f/k/a Solera Global Holding Corp. and herein referred to as “Borrower”), enters into this Third Amended and Restated Intercompany Note (this “Note”) and hereby promises to pay to the order of VEPF V Polaris Aggregator, L.P., a Delaware limited partnership (the “Lender”), the principal amount of NINETY FOUR MILLION, SEVEN HUNDRED AND EIGHTY NINE THOUSAND AND FIVE HUNDRED AND TWELVE AND 22/100 DOLLARS ($94,789,512.22), together with interest thereon calculated in accordance with the provisions herein on the following terms:

1. Definitions.

“Borrower” has the meaning set forth in the introductory paragraph of this Note.

“Business Day” means (i) prior to the SOFR Transition, any London Banking Day other than a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina, are authorized or required by Applicable Law to close and (ii) on and after the SOFR Transition, any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina are closed.

“Debtor Relief Laws” shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar Laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of this Note.

“Dollars” and the sign “$” shall mean lawful currency of the United States of America.

“Eurocurrency Rate” shall mean, for any Interest Period, the rate per annum equal to the applicable interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of such rate) as published by Reuters (or other commercially available source providing quotations of such rate as designated by the Lender from time to time), for deposits in Dollars, at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period, with a term equivalent to such Interest Period (the “LIBOR Screen Rate”); provided, that, if more than one rate is published by the source described above for Dollars, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards if necessary to the nearest 1/100 of 1%); provided, further that, if the Eurocurrency Rate is less than zero, such rate shall be deemed to be zero for all purposes hereunder.

“Event of Default” shall have the meaning set forth in Section 4(a).

“Existing Interest Period” means the Interest Period that was in effect immediately prior to the date of this Note (pursuant to the Second A&R Note) and remains in effect after giving effect to this Note and expires on April 30, 2024.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo Bank on such day on such transactions as determined by the Lender.

“Floor” means a rate of interest equal to zero percent (0%).

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Interest Payment Date” shall mean, the last day of such Interest Period and the Maturity Date.

“Interest Period” means (x) prior to the date hereof, the Existing Interest Period, and (y) upon and after the expiration of the Existing Interest Period, the period commencing on (and including) the expiration of the Existing Interest Period and ending on (but excluding) the date one month thereafter; provided that:

(i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(ii) if such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) in the case of any Interest Period for any Loans which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by the Lender in its sole discretion.

“Interest Rate” shall have the meaning set forth in Section 2(a).

“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning set forth in the introductory paragraph of this Note.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Maturity Date” shall mean April 9, 2025.

“Note” has the meaning set forth in the introductory paragraph of this Note.

“Original Note” has the meaning set forth in Section 10.

“Periodic Term SOFR Determination Date” has the meaning provided in the definition of “Term SOFR”.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Pre-SOFR Transition Interest Period” means the Interest Period that was in effect immediately prior to the date of the First A&R Note (pursuant to the Original Note) and expired on April 21, 2022.

“RFR Business Day” means for any interest, fees, commissions or other amounts, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Rate” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator. If as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day. If Term SOFR determined as set forth above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“SOFR Transition” shall have the meaning set forth in Section 2(a).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

2. Interest.

(a) Payment of Interest. (i) From the date of the Original Note to the date of the First A&R Note, the unpaid principal balance of this Note shall bear interest at a rate per annum equal to the Eurocurrency Rate plus 1.90%, (ii) on and from the date of the First A&R Note until and through the expiration of the Pre-SOFR Interest Period, the unpaid principal balance of this Note shall bear interest at a rate per annum equal to the Eurocurrency Rate plus 1.85%, (iii) after the expiration of the Pre-SOFR Interest Period (the “SOFR Transition”) and prior to the date of the Second A&R Note, the unpaid principal balance of this Note shall bear interest at a rate per annum equal to the SOFR Rate plus 1.95%, (iv) on and from the date of the Second A&R Note and prior to the date of this Note, the unpaid principal balance of this Note shall bear interest at a rate per annum equal to SOFR Rate plus 2.10% and (v) on and from the date of this Note, the unpaid principal balance of this Note shall bear interest at a rate per annum equal to SOFR Rate plus 2.40% (the “Interest Rate”). Accrued interest is payable in arrears on each applicable Interest Payment Date and interest began to accrue on the date of the Original Note (with accrued and unpaid interest outstanding on the date hereof remaining accrued and unpaid until the first Interest Payment Date after the date hereof). To the extent no prepayment of interest is made, all unpaid interest on the Note will be paid-in-kind and added to the principal amount outstanding hereunder on each applicable Interest Payment Date. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. For the avoidance of doubt, the interest accrued and unpaid from the commencement of the Existing Interest Period through the date of this Note remains outstanding as of the date of this Note and will be paid in kind on the expiration of the Existing Interest Payment Date.

(b) Default Interest. If any amount required to be paid hereunder is not paid when due (without regard to any applicable grace periods), whether on the Maturity Date, by acceleration or otherwise, such amount shall bear interest until paid in full determined by adding the rate of 2.00% per annum to the Interest Rate otherwise applicable to this Note.

Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

3. Payments on Note.

(a) Payments. Payment of all principal then outstanding, together with all accrued and unpaid interest thereon on such date, shall be made on or before the Maturity Date at the place designated in accordance with Section 8.

(b) Right of Offset. The Lender shall be entitled to offset any amounts payable by the Lender or any of its subsidiaries to Borrower against any amounts owed to the Lender by Borrower, now existing or hereinafter arising, pursuant to this Note.

(c) Application of Payments. Payments under this Note shall be applied (i) first, to the payment of accrued and unpaid interest hereunder until all such interest is paid and (ii) second, to the repayment of the principal outstanding hereunder.

4. Events of Default.

(a) Definition. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(i) Borrower fails to pay on the Maturity Date (A) the full amount of interest then accrued and unpaid, or (B) the full outstanding principal amount of this Note;

(ii) any proceeding under any Debtor Relief Laws is commenced relating to Borrower or all or any material part of its respective property is instituted without the consent of Borrower and continues undismissed or unstayed for a period of 60 days; or a final, non-appealable order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization or liquidation of Borrower or appointing a receiver, custodian, trustee, intervenor, liquidator, administrator or similar entity of Borrower, or of all or substantially all of its assets; or

(iii) Borrower shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (B) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (F) take corporate action for the purpose of effecting any of the foregoing.

(b) Consequences of Events of Default. If an Event of Default of the type described in subparagraph 4(a)(i) has occurred, the Lender may declare all of the outstanding principal amount of the Note (together with all accrued and unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment of all of the outstanding principal amount of and accrued and unpaid interest on the Note.

If an Event of Default of the type described in subparagraph 4(a)(ii) or 4(a)(iii) has occurred, the aggregate principal amount of the Note (together with all accrued and unpaid interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the Lender, and Borrower shall immediately pay to the Lender all amounts due and payable with respect to the Note.

Borrower, or its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Lender may accept security for this Note or release security for this Note, all without in any way affecting the liability of Borrower hereunder.

In the event that Borrower fails to pay any amounts due hereunder when due, Borrower shall pay to the Lender, in addition to such amounts due, all costs of collection, including Lender’s attorneys’ fees.

5. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Note may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower has obtained the written consent of the Lender.

6. Assignment. Notwithstanding the foregoing, any assignment of this Note by the Lender may be effected only by surrender of this Note to Borrower and either the reissuance by Borrower of this Note to the assignee or the issuance by Borrower of a new note to the assignee.

7. Cancellation. After all principal and accrued and unpaid interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Borrower for cancellation and shall not be reissued.

8. Place of Payment. Payments of principal and unpaid interest are to be delivered to the Lender at the following address:

4 Embarcadero Center

20th Floor

San Francisco, CA 94111

VEPF V Polaris Aggregator, L.P.

Attention: Nick Prickel

or to such other address or to the attention of such other person as specified by prior written notice to Borrower.

9. Governing Law. This Note shall be interpreted and construed in accordance with the Laws of the State of New York. Any and all claims, controversies, and causes of action arising out of or relating to this letter agreement, whether sounding in contract, tort, or statute, shall be governed by the internal Laws of the State of New York, including its statutes of limitations, without giving effect to any Laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.

10. This Note amends and restates and replaces in its entirety (i) that certain Intercompany Note, dated as of November 18, 2021 (the “Original Note”), by and among Borrower and the Lender, (ii) that certain Amended and Restated Intercompany Note, dated as of April 12, 2022 (the “First A&R Note”), which amended and restated the Original Note and (iii) that certain Second Amended and Restated Intercompany Note, dated as of April 12, 2023 (the “Second A&R Note”), by and among Borrower and the Lender, which amended and restated the First A&R Note, and the intercompany loans outstanding under the Second A&R Note are continuing in all respect. This Note does not evidence a novation of, or a repayment and reborrowing of amounts outstanding under the Second A&R Note.

* * * * *

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first written above.

SOLERA GLOBAL HOLDING, LLC

By:	/s/ David Babin
Name: David Babin
Title: General Counsel & Secretary

[Signature Page to Intercompany Note]